UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 15, 2011

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

001-13619

59-0864469

(State or Incorporation)

(Commission File Number)

(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 15, 2011, Brown & Brown, Inc. (the "Company") issued to Prudential Investment Management, Inc. ("Prudential") and certain of Prudential’s affiliates an aggregate of $100,000,000 principal amount of senior unsecured notes of the Company due September 15, 2018 (the "Series E Senior Notes") to be purchased by one or more accounts managed by Prudential or Prudential's affiliates.  The Company issued the Series E Senior Notes pursuant to the Confirmation of Acceptance, dated January 21, 2011, that was entered into in connection with the Master Shelf and Note Purchase Agreement, dated as of December 22, 2006 (as amended to date, the "Agreement"), among the Company, Prudential and each of the other persons named therein as parties thereto.  The closing and funding date for the Series E Senior Notes was September 15, 2011.  The interest rate on the Series E Senior Notes is a fixed rate of 4.50%.  The Series E Senior Notes are subject to the conditions, covenants, limitations and events of default contained in the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

September 21, 2011	By:	/S/ CORY T. WALKER
Cory T. Walker
Sr. Vice President, Treasurer and Chief Financial Officer